Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 1, 2021 (except for the second paragraph of Note 2, as to which the date is November 16, 2021), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-260742) and related Prospectus of Samsara Vision, Inc. dated November 16, 2021.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
November 16, 2021	A Member of Ernst & Young Global